Exhibit 10.32

STOCK PURCHASE AGREEMENT

by and among

FIRST COMMUNITY BANCORP

and

THE PURCHASERS LISTED ON SCHEDULE 1 HERETO

August 26, 2005

FIRST COMMUNITY BANCORP

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of August 26, 2005, by and between First Community Bancorp, a California corporation (the “Company”), and the Purchasers listed on Schedule 1 hereto (“Purchasers”).

RECITALS

WHEREAS, the Company has authorized, and has filed a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with respect to, the sale and issuance of an aggregate of up to 3,400,000 shares of its Common Stock, no par value (the “Common Stock”);

WHEREAS, Purchasers collectively desire to purchase                  shares of Common Stock on the terms and conditions set forth herein, and the Company desires to issue and sell such shares to Purchasers on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1

Agreement to Sell and Purchase

Subject to the terms and conditions hereof, Purchasers jointly agree to purchase from the Company, on the Closing Date (as defined below),                    shares (the “Shares”) of Common Stock, with each individual purchaser purchasing the number of Shares set forth opposite its name on Schedule 1, and the Company agrees to issue and sell such Shares to Purchasers, for an aggregate purchase price (the “Purchase Price”) equal to $                      .

SECTION 2

Closing, Delivery and Payment

2.1                                 Closing.  The closing (the “Closing”) of the purchase and sale of the Shares shall take place at the offices of Irell & Manella LLP, at 10:00 a.m., local time on Friday, August 26, 2005, or at such time after the last to be waived or fulfilled of the conditions set forth in Section 6 has been fulfilled or waived, but in no event later than 5:00 p.m. on Friday, August 26, 2005 (it being understood that neither party hereto shall have the obligation to close the purchase and sale of Shares hereunder if the Closing shall not have occurred by such date except to the extent the Closing shall have failed to occur due to a party’s failure to perform its obligations hereunder, in which case such party shall remain bound by its obligations hereunder).  The date on which the Closing occurs is referred to herein as the “Closing Date.”

2.2                                 Delivery.  Prior to Closing, if Purchasers intend to receive their Shares in book-entry form, Purchasers shall have submitted, or caused the submission of, a request to the Depository Trust Company for the transfer of the Shares to it in such denominations and in such names as Purchasers shall determine, subject to receipt by the Company of the Purchase Price.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchasers the Shares in book entry form through the facilities of the Depository Trust Company, or in certificate form, in either case pursuant to instructions of the Purchasers as set forth on Schedule 2.2(a) hereto, free and clear of any liens or other encumbrances (other than those placed thereon by or on behalf of any Purchaser), and Purchasers, through the Purchaser or entity identified on Schedule 1 as the Purchasers’ Representative (the “Purchasers’ Representative”), will make payment to the Company of the Purchase Price, by wire transfer of immediately available funds to an account designed by the Company and set forth in Schedule 2.2(b) hereto.  The delivery of the Shares will be preceded by the delivery of, or accompanied by, the prospectus included in the Registration Statement, as supplemented to reflect the terms of the issuance and sale of the Shares (as so supplemented, and including all material incorporated by reference therein, the “Prospectus”).  Purchasers, acting through the Purchasers’ Representative, and the Company shall execute a cross receipt acknowledging receipt of the Shares and the Purchase Price, respectively.

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants to Purchasers as follows:

3.1                                 Organization and Standing; Certificate and Bylaws.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.  The Company is currently qualified to do business in each state in which the failure to be so qualified would have a material adverse effect on the Company’s business as now conducted and as proposed to be conducted.

3.2                                 Corporate Power.  The Company has all requisite corporate power and authority to execute and deliver this Agreement; to consummate the transactions contemplated hereby; and to carry out and perform its obligations under the terms hereof.

3.3                                 Authorization.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement, enforceable against the Company in accordance with its terms.  The Shares have been duly and validly authorized and, when issued pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement; and the Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Purchasers.  The Shares are not subject to any preemptive rights or rights of first refusal set forth in the charter documents of the Company or in any agreement by which the Company is bound.

3.4                                 Compliance.  The execution, delivery, and performance of and compliance with this Agreement and the issuance of the Shares by the Company have not resulted and will not result in (i) any violation of, conflict with or the termination of any right, the loss of any benefit or a default (with or without notice and the passage of time) under (x) the Company’s charter or by-laws or (y) any agreements to which the Company is a party, or any applicable statute, rule, regulation, order or restriction of any federal or state governmental entity or agency thereof, or (ii) the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company that, in the case of any such matter referred to in either clause (i) or (ii), would reasonably be expected to have a material adverse effect upon the Company.

3.5                                 Governmental Consent, Etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby.

3.6                                 Registration.  The Registration Statement (File No. 333-124948) covering shares of Common Stock, including the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective.  On the effective date of the Registration Statement and on the date hereof, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“SEC Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof and at the time of filing the Prospectus pursuant to Rule 424(b) of the SEC Regulations, the Prospectus conformed and will conform in all respects to the requirements of the Act and the SEC Regulations, and as of such dates the Prospectus did not include nor will it include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by Purchaser specifically for use therein.

SECTION 4

Representations and Warranties of Purchaser

Each Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

4.1                                 Institutional Accredited Investor; Experience.  Such Purchaser is an institutional “accredited investor” (as defined in Rule 501 under the Act), with substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

4.2                                 Investment.  It is acquiring the Shares for investment for its own account or for the accounts of persons for whom it acts as an investment advisor, in either case for investment purposes, and not with the view to, or for resale in connection with, any distribution thereof.  Such Purchaser understands that it may be deemed an “underwriter” under the Act in connection with any such distribution and, under such circumstances, such Purchaser may be subject to various statutory requirements and SEC Regulations.  Neither it nor any of its affiliates nor any entity managed by it has, with the Company or any third party, any plans or agreements to resell or otherwise distribute the Shares.

4.3                                 No Reliance; Confidentiality of Information.  It has relied solely upon its own investigations and diligence, including a review of the Company’s publicly filed reports with the Commission, the Registration Statement (including exhibits), the Prospectus and the Agreement, and not upon any other information provided by or on behalf of the Company in making the decision to purchase the Shares.  It understands and acknowledges that neither the Company nor any of the Company’s representatives, agents or attorneys is making or has made at any time any warranties or representations of any kind or character, express or implied, with respect to any matter or the Common Stock, except as expressly set forth herein.

4.4                                 Organization and Standing; Certificate and Bylaws.  Such Purchaser is a corporation, limited liability company or other entity duly organized and existing under, and by virtue of, the laws of the state of its incorporation, formation or organization, and is in good standing under such laws.

4.5                                 Corporate Power; Authorization.  Such Purchaser has all requisite power and authority to execute and deliver this Agreement; to consummate the transactions contemplated hereby; and to carry out and perform its obligations under the terms hereof.  This Agreement has been duly authorized, executed and delivered by such Purchaser, and constitutes a valid and legally binding agreement, enforceable against such Purchaser in accordance with its terms.

4.6                                 Compliance.  The execution, delivery, and performance of and compliance with this Agreement and the purchase of the Shares by such Purchaser have not resulted and will not result in (i) any violation of, conflict with or the termination of any right, the loss of any benefit or a default (with or without notice and the passage of time) under (x) such Purchaser’s corporate charter or by-laws or other organizational documents, as applicable, or (y) any agreements to which such Purchaser is a party, or any applicable statute, rule, regulation, order or restriction of Purchaser’s place of organization, the United Sates or any state or other political subdivision thereof or of any governmental entity or agency thereof, or (ii) the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of such Purchaser that, in the case of any such matter referred to in either clause (i) or (ii), would reasonably be expected to have an adverse effect upon its ability to consummate the transactions contemplated hereby.

4.7                                 Governmental Consent, Etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or the purchase of the Shares, or the consummation of any other transaction contemplated hereby.

4.8                                 Tax Liability.  It has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement if and to the extent it deems such review to be advisable.  It has relied solely on such advisors and not on any statements or representations of the Company or of any agents of the Company.  It understands that, except as otherwise specifically contemplated by this Agreement, it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.9                                 Purchasers’ Representative.  Each Purchaser hereby appoints the Purchasers’ Representative its agent and attorney-in-fact and authorizes the Purchasers’ Representative to, and represents and agrees that the Purchasers’ Representative may act on its behalf with respect to, all matters as to which the Purchasers’ Representative is required to act hereunder.

SECTION 5

Conditions

5.1                                 Conditions to Closing of Purchasers.  The obligation of Purchasers to purchase the Shares at Closing is, at the option of Purchasers, acting through the Purchasers’ Representative, subject to the fulfillment of the following conditions as of the Closing Date:

(a)                                  Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date.

(b)                                 Bringdown Certificate.  The Company shall have delivered to Purchasers’ Representative a certificate of the Company, executed by an executive officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in clause (a) of this Section 5.1, accompanied by a certificate of the Company’s corporate secretary as to the incumbency of such executive officer and the incumbency of each executive officer executing this Agreement.

5.2                                 Conditions to Closing of Company.  The Company’s obligation to sell and issue the Shares is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing Date:

(a)                                  Representations and Warranties Correct.  The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

(b)                                 Bringdown Certificate.  Purchasers’ Representative shall have delivered to the Company a certificate of Purchasers, executed by an executive officer of Purchasers’ Representative, dated the Closing Date, and certifying to the fulfillment of the conditions specified in clause (a) of this Section 5.2, accompanied by a certificate of the secretary (or other appropriate officer) of Purchasers’ Representative as to the incumbency of such executive officer and the incumbency of each executive officer executing this Agreement.

SECTION 6

Miscellaneous

6.1                                 Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California, without reference to the conflicts of law provisions thereof.

6.2                                 Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

6.3                                 Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.4                                 Entire Agreement; Amendment.  This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.5                                 Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, to the Purchasers’ Representative at its address as set forth under its name on Schedule 1, or to such other address as the Purchasers’ Representative shall have furnished to the Company in writing, and (b) if to the Company, to its principal executive offices and addressed to the attention of the Chief Executive Officer, or to such other address as the Company shall have furnished to the Purchasers’ Representative.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

6.6                                 Specific Performance.  The Company and each Purchaser acknowledge and agree that irreparable damage to the other party would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party shall be entitled to an injunction, injunctions or other equitable relief to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties may be entitled by law or equity.

6.7                                 Expenses.  The Company and Purchasers shall bear their own respective expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

6.8                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.9                                 Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.10                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

This STOCK PURCHASE AGREEMENT is hereby executed as of the date first above written.

“COMPANY”	FIRST COMMUNITY BANCORP,
a California corporation

By:

Name:

Title:

“PURCHASERS”	[name of purchaser]

By:

Name:

Title:

[name of purchaser]

By:

Name:

Title:

[name of purchaser]

By:

Name:

Title:

Address for notices for all Purchasers:

Schedule 1 – List of Purchasers

Purchaser Name	Number of Shares Purchased

Purchasers’ Representative:

Schedule 2.2(a) – Purchasers’ Share Instructions

Schedule 2.2(b) – Seller’s Wire Instruction